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                                                                   EXHIBIT 23.2



                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan and the 2001 Nonstatutory Stock Option Plan of our report dated April 13, 2001, with respect to the consolidated financial statements and schedule of Virage, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended March 31, 2001, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


San Jose, California
June 21, 2001